Exhibit 10.1

AMENDMENT NO. 1
to
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
of
NEXTERA ENERGY OPERATING PARTNERS, LP
This AMENDMENT NO. 1 to FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of NEXTERA ENERGY OPERATING PARTNERS, LP, dated as of May 14, 2015 (this “Amendment”), is entered into by NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company (the “General Partner”), as the General Partner of NEXTERA ENERGY OPERATING PARTNERS, LP, a Delaware limited partnership (the “Partnership”).
WHEREAS, the General Partner, NextEra Energy Equity Partners, LP, a Delaware limited partnership (“NEE Equity”) and NextEra Energy Partners, LP, a Delaware limited partnership (“NEE Partners” and, collectively with NEE Equity, the “Limited Partners”), heretofore entered into that certain First Amended and Restated Agreement of Limited Partnership, dated as of July 1, 2014 (the “Limited Partnership Agreement”);
WHEREAS, pursuant to Section 13.1(d) of the Limited Partnership Agreement, the General Partner, without the approval of any Partner (as defined in the Limited Partnership Agreement), may amend any provision of the Limited Partnership Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change that the General Partner determines is required to effect the intent expressed in the IPO Registration Statement (as defined in the Limited Partnership Agreement) or the intent of the provisions of the Limited Partnership Agreement or is otherwise contemplated by the Limited Partnership Agreement;
WHEREAS, the intent of the provisions of the Limited Partnership Agreement is for the calculation of “Market Value” as of any date of determination to be equivalent to the calculation of “Fair Market Value” as of such date as calculated under the NextEra Energy Partners, LP 2014 Long-Term Incentive Plan; and
WHEREAS, the General Partner wishes to amend the Limited Partnership Agreement to reflect such intent.
NOW, THEREFORE, pursuant to the authority granted to the General Partner pursuant to Section 13.1(d) of the Limited Partnership Agreement, the General Partner hereby amends the Limited Partnership Agreement as follows:

ARTICLE I

AMENDMENT
Section 1.1    Definitions. The definition of “Market Value” is hereby amended to read as follows:
“Market Value” means the fair market value of a NEE Partners Common Unit, which shall be determined as of any date of determination as follows:
(a)    If on such date of determination the NEE Partners Common Units are listed on the National Securities Exchange, or are publicly traded on another established securities market (a "Securities Market"), the Market Value of a NEE Partners Common Units shall be the closing price of the NEE Partners Common Unit on the trading day immediately preceding such date of determination as reported on such National Securities Exchange or such Securities Market (provided that, if there is more than one such National Securities Exchange or Securities Market, a committee of, and designated from time to time by resolution of, the Board of Directors shall designate the appropriate National Securities Exchange or Securities Market for purposes of the Market Value determination). If there is no such reported closing price on the trading day immediately preceding such date of determination, the Fair Market Value of a NEE Partners Common Unit shall be the closing price of the NEE Partners Common Unit on the next preceding day on which any sale of NEE Partners Common Units shall have been reported on such National Securities Exchange or such Securities Market.
(b)    If on such date of determination the NEE Partners Common Units are not listed on a National Securities Exchange or publicly traded on a Securities Market, the Market Value of a NEE Partners Common Unit shall be the value of the NEE Partners Common Unit on such date of determination as determined by a committee of, and designated from time to time by resolution of, the Board of Directors by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
ARTICLE II
MISCELLANEOUS
Section 2.1    Effective Date. This Amendment shall be effective on the date first written above (such date, the “Effective Date”).

Section 2.2    No Other Amendments. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Limited Partnership Agreement. All other terms and conditions of the Limited Partnership Agreement remain in full force and effect. Any reference to the Limited Partnership Agreement set forth in any document delivered in connection with the Limited Partnership Agreement shall be deemed to include a reference to the Limited Partnership Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties to this Amendment shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Limited Partnership Agreement, at law, in equity or otherwise.
Section 2.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Partners and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 2.4    Headings. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 2.5    Integration. This Amendment constitutes the entire agreement of the Partners pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 2.6    Creditors. None of the provisions of this Amendment shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 2.7    Waiver. No failure by any Partner to insist upon the strict performance of any covenant, duty, agreement or condition of this Amendment or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 2.8    No Third-Party Beneficiaries. Except as specified in Section 15.16 of the Limited Partnership Agreement, the terms and provisions of this Amendment and the Limited Partnership Agreement are intended solely for the benefit of the Partners and their respective successors or permitted assigns, and it is not the intention of the General Partner to confer third-party beneficiary rights upon any other Person by reason of the execution and delivery of this Amendment.
Section 2.9    Applicable Law; Forum; Venue and Jurisdiction.
(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 2.10    Invalidity of Provisions. If any provision or part of a provision of this Amendment is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or parts thereof contained herein shall not be affected thereby and this Amendment shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

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IN WITNESS WHEREOF, the General Partner caused this Amendment to be executed by its authorized representative as of the Effective Date.

NEXTERA ENERGY OPERATING PARTNERS GP, LLC

By:	ARMANDO PIMENTEL, JR.
Name:	Armando Pimentel, Jr.
Title:	President

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